Exhibit 10.4

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made and entered into as of this 26th day of December, 2003, by and between DNA DREAMFIELDS COMPANY, LLC, an Ohio limited liability company having its principal place of business located at 14 West Park Place, Oxford, Ohio 45056 (“Licensor”), and DAKOTA GROWERS PASTA COMPANY, INC., a North Dakota corporation having its principal place of business located at One Pasta Avenue, Carrington, North Dakota 58421 (“Licensee”).

W I T N E S S E T H:

WHEREAS, Licensee, B-New, LLC, an Ohio limited liability company (“B-New”), TechCom Group, LLC, a Florida limited liability company, and Buhler, Inc., a Minnesota corporation, are parties to a certain DNA Dreamfields Company, LLC Operating Agreement, dated as of October 31, 2003 (the “Operating Agreement”), and have formed and capitalized Licensor for the purposes of, among other things, manufacturing in North America and selling globally, low digestible carbohydrate pasta, rice and potatoes under the brand name, “Dreamfields” (the “Brand”);

WHEREAS, Licensee is in the business of manufacturing, marketing, distributing and selling dry pasta products;

WHEREAS, Licensee and Licensor have entered into a certain Exclusive Manufacturing Agreement (the “Manufacturing Agreement”), dated of even date herewith, pursuant to which Licensee has agreed to manufacture, on an exclusive basis, low digestible dry pasta products under the Brand (the “Products”), and Licensor has engaged Licensee to so manufacture, on an exclusive basis, the Products, upon the terms and subject to the conditions of the Manufacturing Agreement;

WHEREAS, Licensee and Licensor have entered into a certain Services Agreement (the “Services Agreement”), dated of even date herewith, pursuant to which Licensee has agreed to provide certain administrative, accounting, information technology, sales and distribution services to DNA to facilitate the sale and distribution of the Products upon the terms and subject to the conditions of the Services Agreement;

WHEREAS, Licensee and Licensor have entered into a certain Technology Sublicense Agreement (the “Technology Sublicense”), dated of even date herewith, pursuant to which Licensor has granted to Licensee an exclusive sublicense to use certain technology necessary to manufacture the Products in connection with Licensee’s manufacture of the Products;

WHEREAS, in connection with the formation and capitalization of Licensor and pursuant to the Operating Agreement and a certain Trademark and Trade Name Assignment, dated of even date herewith, made by B-New for the benefit of Licensor, B-New transferred and assigned to Licensor all the right, title and interest B-New had or may have in, among other things, the United States Trademark Registrations identified and set forth on Exhibit A hereto (the Trademarks”); and

WHEREAS, in order to facilitate Licensee’s manufacture, on an exclusive basis, of the Products pursuant to the terms and conditions of the Manufacturing Agreement, and the sale and distribution of the Products by Licensee, Licensor desires to grant to Licensee a license to use the Trademarks in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                       Grant of License.  Licensor hereby grants to Licensee a perpetual, exclusive, global, royalty-free license to use the Trademarks for purposes of manufacturing, marketing, selling and distributing the Products (the “Licensed Purposes”).  Licensor hereby acknowledges and agrees that the license granted hereby is exclusive to Licensee.  Accordingly, Licensor hereby agrees not to: (a) directly or indirectly use the Trademarks for its own account in connection with the manufacture, marketing, sale or distribution of the Products or any products similar to or competitive with the Products; or (b) directly or indirectly enter into any agreements, arrangements or relationships with any third parties (other than Licensee) to use the Trademarks in connection with the manufacture, marketing, sale or distribution of the Products or any products similar to or competitive with the Products.

2.                                       Terms of Use.  Licensee hereby acknowledges and agrees that the license of the Trademarks granted hereby is limited to Licensee’s use of the Trademarks for the Licensed Purposes, and Licensee hereby agrees to use the Trademarks only for the Licensed Purposes, subject to the condition that the Products must meet the Specifications (as defined in the Manufacturing Agreement), to the extent not inconsistent with applicable law.  Licensor shall be permitted, on reasonable notice and during normal business hours, to enter the premises of Licensee in order to inspect Licensee’s operations and verify that the Products being manufactured under the Trademarks meet the Specifications, to the extent not inconsistent with applicable law.

3.                                       Prohibitions Against Assignments and Sublicensing.  Neither Licensor, Licensee nor any of their respective permitted successors and assigns may transfer or otherwise assign (including, without limitation, by virtue of the merger or sale of all or substantially all of the assets of Licensor, Licensee or their respective permitted successors and assigns) this Agreement without the prior written consent of the non-assigning party, which consent may be denied in the non-assigning party’s sole and absolute discretion.  In addition, neither Licensor nor Licensor’s permitted successors and assigns may transfer or otherwise assign (including, without limitation, by virtue of the merger or sale of all or substantially all of the assets of Licensor or Licensor’s permitted successors and assigns) the Trademarks without the prior written consent of Licensee, which consent may be denied in Licensee’s sole and absolute discretion.  In the event of any assignment or transfer (including, without limitation, by virtue of the merger or sale of all or substantially all of the assets of Licensor, Licensee or their respective permitted successors and assigns) of the Manufacturing Agreement, the Technology Sublicense and/or the Trademarks, this Agreement shall contemporaneously therewith be automatically assigned and transferred to the transferee or assignee of the Manufacturing Agreement, the Technology Sublicense and/or the Trademarks. Licensee may not grant any sublicense hereunder without the prior written consent of Licensor, except that Licensee may grant a sublicense hereunder to a subsidiary of Licensee without the prior written consent of Licensor for the purposes of fulfilling Licensee’s obligations under the Manufacturing Agreement or any other agreement entered into by and between Licensor and Licensee.

4.                                       Termination.

4.1                                 Dissolution and Insolvency.  If either party hereto (an “Insolvent Party”) makes an assignment for the benefit of its creditors, files a voluntary petition under federal or state bankruptcy or insolvency laws, a receiver or custodian is appointed for that party’s business, or proceedings are instituted against that party under federal or state bankruptcy or insolvency laws that have not been stayed or dismissed within sixty (60) days, this Agreement may be terminated by the party hereto other than the Insolvent Party, with termination effective immediately upon written notice to the Insolvent Party.

4.2                                 Breach.  If either party (the “Terminating Party”) believes that the other party (the “Defaulting Party”) has materially breached this Agreement, the Terminating Party shall give the Defaulting Party written notice thereof (the “Notice to Cure”).  The Notice to Cure must state the nature of the breach in reasonable detail and that the Terminating Party views such alleged breach as a basis for terminating this Agreement.  If the Defaulting Party fails to cure the alleged breach within sixty (60) days (the “Cure Period”) after its receipt of the Notice to Cure, this Agreement shall, at the option of the Terminating Party, terminate.  DNA expressly agrees that the remedies at law for any breach by DNA of the exclusivity provisions of this Agreement, including, but not limited to, Section 1 of this Agreement, would be inadequate and that, in addition to any other remedies that

Dakota Growers may have in the event of any such breach, Dakota Growers shall be entitled to temporary and injunctive relief without the necessity of proving actual damages or posting bond.  DNA acknowledges that Dakota Growers would not enter into this Agreement unless DNA agreed to the exclusivity provisions of this Agreement, including, but not limited to, Section 1 of this Agreement.

4.3                                 This agreement automatically terminates if both the Manufacturing Agreement and the Services Agreement are terminated.  In addition, this Agreement may be terminated by the mutual written consent of each of Licensor and Licensee.

4.4                                 Survival.  Termination of this Agreement shall not relieve either party of its obligations under this Agreement or for liability for any breach of this Agreement to the extent any such obligation or liability was incurred or arose prior to or in connection with the termination.

5.                                       Miscellaneous.

(a)                                  Any written notices between Licensor and Licensee required or permitted to be given under this Agreement, shall be sufficiently given if hand delivered or if mailed by certified mail, return receipt requested, to the respective address of the other party, subject to change upon written notice, as follows:

If to Licensor:
DNA Dreamfields Company, LLC
14 West Park Place
Oxford, OH 45056
Attention: Mike Crowley
Tel.: (513) 524-9256
Fax: (513) 524-5167

with a copy to:
Ulmer & Berne LLP
600 Vine Street
Suite 2800
Cincinnati, OH 45201
Attention: Scott P. Kadish
Tel.: (513) 762-6200
Fax: (513) 762-6245

If to Licensee:
Dakota Growers Pasta Company, Inc.
One Pasta Avenue
Carrington, ND 58421
Attention: Thomas P. Friezen
Tel.: (701) 652 4893
Fax: (701) 652-3701

with a copy to:
Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attention: Ronald D. McFall
Tel.: (612) 371-3551
Fax: (612) 371-3207

A notice delivered hereunder shall be deemed to have been delivered on the date of delivery, if delivered by hand with evidence of receipt, or three (3) business days after mailing by certified mail, return receipt requested.

(b)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of law thereof.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY: (i) IN THE COURTS OF THE STATE OF MINNESOTA (HENNEPIN COUNTY) OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA, IN THE CASE OF ANY LITIGATION COMMENCED BY LICENSOR; AND (ii) IN THE COURTS OF THE STATE OF OHIO (HAMILTON COUNTY) OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO, IN THE CASE OF ANY LITIGATION COMMENCED BY LICENSEE.  EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF MINNESOTA (HENNEPIN COUNTY) AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA FOR THE PURPOSE OF ANY SUCH LITIGATION COMMENCED BY LICENSOR, AND EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF OHIO (HAMILTON COUNTY) AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO FOR THE PURPOSE OF ANY SUCH LITIGATION COMMENCED BY LICENSEE.  EACH OF THE PARTIES FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF MINNESOTA AND OHIO, RESPECTIVELY.  THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                                  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part of this Agreement.  In such event, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there will be added as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to be legal, valid and enforceable.

(d)                                 This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement may not be amended, supplemented or modified in any way unless by written agreement signed by all of the parties.

(e)                                  The headings in the Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

(f)                                    This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first set forth above.

DNA DREAMFIELDS COMPANY, LLC

By:	/s/ Mike Crowley
Its:	President

DAKOTA GROWERS PASTA COMPANY, INC.

By:	/s/ Tim Dodd
Its:	President/CEO

EXHIBIT A

Mark	Serial Number
DREAMFIELDS	Serial Number 76461651
DREAMFIELDS	Serial Number 76461652